CSFB04-[AR5] [VI-A-1] - Price/Yield

Balance	$25,000,000.00	Delay	24	Formula	See Below*	WAC(1)	5	WAM(1)	358
Coupon	3.8500	Dated	5/1/04	NET(1)	4.3417	WALA(1)	2
Settle	5/28/04	First Payment	6/25/04

* PAYS GROUP NET WAC LESS [0.4917%] THROUGH MONTH 58, THEN NET WAC LESS [0.0850]%. EFFECTIVE NET MARGIN EQUALS APPROX. [1.7500]%
RUN TO EARLIEST OF BALLOON IN MONTH 58 AND 10% CALL						(CALC. AS OF CUT-OFF DATE COLLATERAL INFORMATION)

Price	15 CPR - Call (Y)	20 CPR - Call (Y)	22 CPR - Call (Y)	25 CPR - Call (Y)	27 CPR - Call (Y)	30 CPR - Call (Y)	35 CPR - Call (Y)	40 CPR - Call (Y)	45 CPR - Call (Y)	50 CPR - Call (Y)	Slow Vector 1 10 CPR	Pricing Vector 2 25 CPR	Fast Vector 3 75 CPR

99-16	3.9611	3.9720	3.9767	3.9842	3.9896	3.9981	4.0138	4.0339	4.0578	4.0848	3.9477	3.9683	4.0362
99-17	3.9506	3.9601	3.9642	3.9708	3.9755	3.9829	3.9966	4.0142	4.0351	4.0586	3.9389	3.9569	4.0162
99-18	3.9401	3.9482	3.9518	3.9574	3.9614	3.9678	3.9794	3.9945	4.0123	4.0324	3.9301	3.9455	3.9962
99-19	3.9296	3.9364	3.9393	3.9440	3.9473	3.9526	3.9622	3.9748	3.9896	4.0062	3.9213	3.9342	3.9763
99-20	3.9191	3.9245	3.9268	3.9306	3.9332	3.9374	3.9451	3.9551	3.9668	3.9800	3.9125	3.9228	3.9564
99-21	3.9086	3.9126	3.9144	3.9171	3.9191	3.9222	3.9279	3.9354	3.9441	3.9538	3.9037	3.9114	3.9364
99-22	3.8981	3.9008	3.9019	3.9037	3.9050	3.9071	3.9108	3.9158	3.9214	3.9276	3.8949	3.9001	3.9165
99-23	3.8877	3.8889	3.8895	3.8904	3.8910	3.8919	3.8937	3.8961	3.8987	3.9015	3.8861	3.8888	3.8966
99-24	3.8772	3.8771	3.8771	3.8770	3.8769	3.8768	3.8766	3.8765	3.8761	3.8753	3.8773	3.8774	3.8767
99-25	3.8667	3.8653	3.8646	3.8636	3.8629	3.8617	3.8594	3.8568	3.8534	3.8492	3.8686	3.8661	3.8568
99-26	3.8562	3.8534	3.8522	3.8502	3.8488	3.8465	3.8423	3.8372	3.8308	3.8231	3.8598	3.8548	3.8369
99-27	3.8458	3.8416	3.8398	3.8369	3.8348	3.8314	3.8253	3.8176	3.8081	3.7971	3.8510	3.8434	3.8170
99-28	3.8353	3.8298	3.8274	3.8235	3.8207	3.8163	3.8082	3.7980	3.7855	3.7710	3.8423	3.8321	3.7972
99-29	3.8249	3.8180	3.8150	3.8102	3.8067	3.8012	3.7911	3.7785	3.7629	3.7449	3.8335	3.8208	3.7773
99-30	3.8144	3.8062	3.8026	3.7968	3.7927	3.7861	3.7741	3.7589	3.7404	3.7189	3.8247	3.8095	3.7574
99-31	3.8040	3.7944	3.7902	3.7835	3.7787	3.7711	3.7570	3.7394	3.7178	3.6929	3.8160	3.7982	3.7376
100-00	3.7935	3.7826	3.7778	3.7702	3.7647	3.7560	3.7400	3.7198	3.6952	3.6669	3.8072	3.7869	3.7178

WAL	3.28	2.89	2.75	2.55	2.42	2.24	1.97	1.71	1.47	1.27	3.94	3.01	1.66
Principal Window	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Nov08	Jun04 - Apr08	Jun04 - Sep07	Jun04 - Mar09	Jun04 - Mar09	Jun04 - Mar07
Principal # Months	58	58	58	58	58	58	58	54	47	40	58	58	34

LIBOR 1YR	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570	1.570

Assumptions based on collateral comnposition as discussed. Initial Subordination assumed to be 4.50%. Subordination percentage subject to change. Collateral characteristics subject to change.

Disclaimer: The analyses, calculations, and valuations herein are based on certain assumptions and data provided by third parties which may vary from the actual characteristics of the pool. Credit Suisse First Boston Corporation makes no representation that such analyses or calculations are accurate or that such valuations represent levels where actual trades may occur. Investors should rely on the information contained in or filed in connection with the prospectus / prospectus supplement.
									SOLD - SUBJECT TO 5.00% VARIANCE